EXHIBIT 4(d)






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                       SOUTHWESTERN ELECTRIC POWER COMPANY


                                       and


                              THE BANK OF NEW YORK,
                                   AS TRUSTEE


                               -------------------


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of April 11, 2003


                          Supplemental to the Indenture
                          dated as of February 25, 2000


                     5.375% Senior Notes, Series C, due 2015

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




         THIRD SUPPLEMENTAL INDENTURE, dated as of April 11, 2003, between SOUTHWESTERN ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee under the Original Indenture referred to below (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore executed and delivered to the Trustee an indenture dated as of February 25, 2000 (the "Original Indenture"), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the "Senior Notes"), the form and terms of which are to be established as set forth in Section 201 and 301 of the Original Indenture.

         Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture.

         The Company has issued $150,000,000 aggregate principal amount of its Floating Rate Notes, due 2002 pursuant to the Original Indenture and the First Supplemental Indenture, dated February 25, 2000 and $200,000,000 aggregate principal amount of its 4.50% Senior Notes, Series B, due 2005, pursuant to the Second Supplemental Indenture, dated as of June 26, 2002.

         The Company desires to create a series of the Senior Notes in an aggregate principal amount of $100,000,000 to be designated the "5.375% Senior Notes, Series C, due 2015" (the "5.375% Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the 5.375% Senior Notes under the Original Indenture and this Third Supplemental Indenture has been duly taken.

         All acts and things necessary to make the 5.375% Senior Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Third Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and of the acceptance and purchase of the 5.375% Senior Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of the Holders of the 5.375% Senior Notes, as follows:

                                   ARTICLE ONE
                                   Definitions

         The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of the Global Security attached hereto as Exhibit A.

                                   ARTICLE TWO
                  Terms and Issuance of the 5.375% Senior Notes

SECTION 201. Issue of 5.375% Senior Notes

         A series of Senior Notes which shall be designated the "5.375% Senior Notes, Series C, due 2015" shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Third Supplemental Indenture (including the form of Global Security set forth in Exhibit A hereto). The aggregate principal amount of the 5.375% Senior Notes, which may be authenticated and delivered under this Third Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $100,000,000.

SECTION 202. Form of 5.375% Senior Notes, Incorporation of Terms

         The form of the 5.375% Senior Notes shall be substantially in the form of the Global Security attached hereto as Exhibit A. The terms of such 5.375% Senior Notes are herein incorporated by reference and are part of this Third Supplemental Indenture.

SECTION 203. Depositary for Global Securities

         The Depositary for any Global Securities of the series of which this 5.375% Senior Note is a part shall be The Depository Trust Company in The City of New York.

SECTION 204. Restrictions on Liens

         The covenant contained in Section 1007 of the Original Indenture shall not be applicable to the 5.375% Senior Notes.

         So long as any of the 5.375% Senior Notes are outstanding, the Company will not create or suffer to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively "Liens") on any of its utility properties or tangible assets now owned or hereafter acquired to secure any indebtedness for borrowed money ("Secured Debt"), without providing that the 5.375% Senior Notes will be similarly secured. This restriction does not apply to the Company's subsidiaries, nor will it prevent any of them from creating or permitting to exist Liens on their property or assets to secure any Secured Debt. Further, this restriction on Secured Debt does not apply to the Company's existing first mortgage bonds that have previously been issued under its Indenture, dated February 1, 1940, between the Company and Continental Bank, National Association and M.J. Kruger, as Trustees or any indenture supplemental thereto; provided that this restriction will apply to future issuances thereunder (other than issuances of refunding first mortgage bonds). In addition, this restriction does not prevent the creation or existence of:

         (a) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

         (b) Financing of the Company's accounts receivable for electric service;

         (c) Any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of liens permitted by the foregoing clauses; and

         (d) The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses.

         In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued in an amount that does not exceed 15% of Net Tangible Assets as defined below.

         "Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the Company's balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company's current liabilities appearing on such balance sheet. For purposes of this definition, the Company's balance sheet does not include assets and liabilities of its subsidiaries.

         This restriction also does not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

SECTION 205. Place of Payment

         The Place of Payment in respect of the 5.375% Senior Notes will be at the principal office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at 101 Barclay Street, New York, NY 10281, Attention: Corporate Trust Trustee.


                                  ARTICLE THREE
                                  Miscellaneous

SECTION 301. Execution as Supplemental Indenture

         This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Third Supplemental Indenture forms a part thereof.

SECTION 302. Conflict with Trust Indenture Act

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 303. Effect of Headings

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 304. Successors and Assigns

         All covenants and agreements by the Company in this Third Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 305. Separability Clause

         In case any provision in this Third Supplemental Indenture or in the 5.375% Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 306. Benefits of Third Supplemental Indenture

         Nothing in this Third Supplemental Indenture or in the 5.375% Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

SECTION 307. Execution and Counterparts

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            SOUTHWESTERN ELECTRIC POWER COMPANY


                                            By: /s/ Susan Tomasky
                                                   Vice President
Attest:


/s/ A.A. Pena
   Treasurer
                                            THE BANK OF NEW YORK,
                                             as Trustee


                                            By /s/ Joseph A. Lloret
                                                   Authorized Signatory
Attest:


/s/ Cynthia J. Chaney
Name:  Cynthia J. Chaney
Title:    Vice President

                                                                     EXHIBIT A

                        [Form of Face of Global Security]

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southwestern Electric Power Company or its agent for registration of transfer, exchange or payment, and any definitive certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

No. R-1

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                     5.375% Senior Notes, Series C, due 2015

CUSIP No. 845437BE1                                                $100,000,000

         SOUTHWESTERN ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE Hundred Million Dollars ($100,000,000) on April 15, 2015 (the "Final Maturity"), and to pay interest thereon from April 11, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year, commencing October 15, 2003, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 31 or September 30 (whether or not a Business
Day) immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company (the "Depositary", which term shall include any successor depositary) as the depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with the Applicable Procedures in the coin or currency specified above and as further provided herein.

         This Security is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 25, 2000, as amended and supplemented from time to time (the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000; provided, however, the aggregate principal amount hereof can be increased, without the consent of the Holder, as permitted by the provisions of the Original Indenture. The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security necessarily conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

         The Securities of this Series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such Series at the option of the Company, in whole or in part, from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
         (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer" means a primary U. S. government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         If notice has been given as provided in the Indenture and funds for redemption of any Securities (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

         In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series will not be subject to any sinking fund.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         Interest payments with respect to this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in the Indenture. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Exchange Act, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this Series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of this Series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         For so long as this Security is issued in the form of a Global Security, any notice to be given to the Holder of this Security shall be deemed to have been duly given to such Holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures. Neither the Company nor the Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among the Depositary, its direct and indirect participants and the beneficial owners of this Security in global form.

         If at any time this Security is not represented by a Global Security, any notice to be given to the Holder of this Security shall be deemed to have been duly given to such Holder upon the mailing of such notice to the Holder at such Holder's address as it appears on the Security Register maintained by the Company or its agent as of the close of business preceding the day such notice is given.

         Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to another Holder of any Securities of this series.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

         No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, organizer, member, limited partner, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law except Section 5-1401 of the New York General Obligations Law.

         All terms used in this Security which are defined in the Indenture shall have the meanings ascribed to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, Southwestern Electric Power Company has caused this instrument to be duly executed under its corporate seal.

                                            SOUTHWESTERN ELECTRIC POWER COMPANY


                                            By_________________________________
                                                     Treasurer


                  This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: April 11, 2003                       THE BANK OF NEW YORK


                                            By
                                            -----------------------------------
                                             Authorized Signatory

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

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PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
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ASSIGNEE) the within Note and all rights thereunder, hereby
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irrevocably constituting and appointing such person attorney to
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transfer such Note on the books of the Issuer, with full
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power of substitution in the premises.



Dated:________________________              _________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").